UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                                     Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

WisdomTree Investments, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Copies to:

Sean M. Donahue

Andrew H. Goodman

Goodwin Procter LLP

1900 N Street NW

Washington, DC 20036

(202) 346-4207

Payment of Filing Fee (Check all boxes that apply)

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On March 18, 2022, WisdomTree Investments, Inc. issued a press release confirming receipt of director nominations from ETFS Capital Limited and Lion Point Capital. A copy of the press release is set forth below.

WisdomTree Confirms Receipt of Director Nominations From ETFS Capital Limited and Lion

Point Capital

No Stockholder Action Required at This Time

NEW YORK, NY – (Globe Newswire) – March 18, 2022 – WisdomTree Investments, Inc. (“WisdomTree” or the “Company”) (NASDAQ: WETF), an exchange-traded fund (“ETF”) and exchange-traded product (“ETP”) sponsor and asset manager, today confirmed receipt of notice from WisdomTree stockholders ETFS Capital Limited and Lion Point Capital of their intent to nominate certain individuals to stand for election to WisdomTree’s Board of Directors (the “Board”) at the Company’s 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”). At the 2022 Annual Meeting, there are two Class II Directors standing for election.

The Board and its Nominating and Governance Committee will review the proposed director nominees and present the Board’s recommendation regarding director nominees in the Company’s definitive proxy statement, which will be filed with the U.S. Securities and Exchange Commission (“SEC”) and mailed to all WisdomTree stockholders eligible to vote at the 2022 Annual Meeting. The date of the 2022 Annual Meeting has not yet been announced.

WisdomTree stockholders are not required to take any action at this time.

Advisors

BofA Securities is serving as financial advisor, and Goodwin Procter LLP is serving as legal counsel to WisdomTree. Innisfree M&A is serving as proxy solicitor and Abernathy MacGregor is serving as strategic communications advisor.

About WisdomTree

WisdomTree Investments, Inc., through its subsidiaries in the U.S. and Europe (collectively, “WisdomTree”), is an ETF and ETP sponsor and asset manager headquartered in New York. WisdomTree offers products covering equity, commodity, fixed income, leveraged and inverse, currency, cryptocurrency and alternative strategies. WisdomTree currently has approximately $78 billion in assets under management globally.

WisdomTree® is the marketing name for WisdomTree Investments, Inc. and its subsidiaries worldwide.

Important Additional Information and Where to Find It

WisdomTree intends to file a proxy statement on Schedule 14A, an accompanying WHITE proxy card and other relevant documents with the SEC in connection with such solicitation of proxies from WisdomTree stockholders for WisdomTree’s 2022 Annual Meeting. WISDOMTREE STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ WISDOMTREE’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), ACCOMPANYING WHITE PROXY CARD, AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a copy of the definitive proxy statement, an accompanying WHITE proxy card, any amendments or supplements to the definitive proxy statement and other documents that WisdomTree files with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the “SEC Filings” subsection of the “Financial Information” section of WisdomTree’s Investor Relations website at http://ir.wisdomtree.com/ or by contacting Jeremy Campbell, Director of Investor Relations, at jeremy.campbell@wisdomtree.com, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Certain Information Regarding Participants in the Solicitation

WisdomTree, its directors and certain of its executive officers may be deemed participants in the solicitation of proxies from WisdomTree stockholders by WisdomTree in connection with matters to be considered at WisdomTree’s 2022 Annual Meeting. Information regarding the direct and indirect interests, by security holdings or otherwise, of WisdomTree’s directors and executive officers, in WisdomTree is included in WisdomTree’s proxy statement on Schedule 14A for its 2021 annual meeting of stockholders, filed with the SEC on April 30, 2021, WisdomTree’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 25, 2022, and in WisdomTree’s Current Reports on Form 8-K filed with the SEC from time to time. Changes to the direct or indirect interests of WisdomTree’s directors and executive officers are set forth in SEC filings on Initial Statements of Beneficial Ownership of Securities on Form 3, Statements of Changes in Beneficial Ownership on Form 4 and Annual Statements of Changes in Beneficial Ownership of Securities on Form 5. These documents are available free of charge as described above. Updated information regarding the identities of potential participants and their direct or indirect interests, by security holdings or otherwise, in WisdomTree will be set forth in WisdomTree’s definitive proxy statement for WisdomTree’s 2022 Annual Meeting and other relevant documents to be filed with the SEC, if and when they become available.

Contact Information

Investor Relations

WisdomTree Investments, Inc.

Jeremy Campbell

+1.646.522.2602

jeremy.campbell@wisdomtree.com

or

Innisfree M&A Incorporated

Scott Winter / Jonathan Salzberger

+1.212.750.5833

swinter@innisfreema.com / jsalzberger@innisfreema.com

Media Relations

WisdomTree Investments, Inc.

Jessica Zaloom

+1.917.267.3735

jzaloom@wisdomtree.com

or

Abernathy MacGregor

Carina Davidson / Dana Gorman

+1.212.371.5999

ccd@abmac.com / dtg@abmac.com